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                               EXHIBIT 10.22

                          MODIFICATION AGREEMENT


     This is an agreement made on November 1, 1994, by and among The Zondervan Corporation ("Zondervan"), a Michigan corporation with its principal place of business at 5300 Patterson S.E., Grand Rapids, Michigan; HarperCollins Publishers Inc. ("HC"), a Delaware corporation having an office at 10 E. 53rd Street, New York, New York 10022; Andersen Consulting ("AC"), an Illinois partnership with its principal place of business at 69
W. Washington Street, Chicago, Illinois; General Electric Capital Computer Leasing Corporation ("GE"), a California corporation having an office at 2000 Powell Street, Suite 2000, Emeryville, California; and Family Bookstores Company, Inc. ("FBS"), a Michigan corporation having an office at 5300 Patterson S.E., Grand Rapids, Michigan.

     This Agreement is made with reference to the following existing agreements: (a) Strategic Technology License and Services Agreement ("Service Agreement") between AC and Zondervan; (b) Base Software License ("Software License") between AC and Zondervan; (c) Agreement of Assignment ("Assignment Agreement") between AC and GE; and (d) Guaranty ("Guaranty") by HC; all of which agreements are dated May 9, 1994.


I.   RECITALS

     Zondervan wishes to sell the assets of its Family Bookstores Division to FBS (a newly formed entity) and, in conjunction with the sale, wishes for its obligations under the Service Agreement and the Software License, and those of HC (Zondervan's corporate parent) under the Guaranty, to be released or reduced.

     AC is willing to accede to such requests, in consideration of certain modifications to the Service Agreement and the Software License, including a provision for FBS to pre-pay certain of the payments to be made by Zondervan under the Software License.

     GE, as assignee of the right to receive payments under the Software License pursuant to the Assignment Agreement and as beneficiary of the Guaranty, is willing to consent to such modifications, in consideration of being relieved by AC of a portion of its obligation to acquire from AC the entirety of the anticipated stream of payments from Zondervan to AC under the Software License, and AC is willing to grant such relief.







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II.  AGREEMENT

     A.   AMENDMENTS TO SOFTWARE LICENSE.

          1. Schedule I of the Software License is hereby amended by Zondervan and AC so as to read, in its entirety, as set forth in Schedule I to this Agreement.

          2. The first sentence of Section 4 of the Software License is hereby amended by Zondervan and AC so as to read, in its entirety, as follows:

          "The obligations of Client to make payment of the amounts required under paragraph 2 hereof or under any other paragraphs hereof and to perform and observe the other covenants and agreements contained herein shall be absolute and unconditional in all events, except that Client shall have no obligation (except for payments and/or damages recoverable pursuant to subparagraph (iii) of Section 8 hereof) to make any payment for which the date for payment, as specified in Schedule I hereto, shall occur after the term of the license granted hereunder shall have terminated."

          3. The introductory clause of Section 8 of the Software License is hereby amended by Zondervan and AC so as to read, in its entirety, as follows:

          "Whenever any event of default referred to in Section 7 hereof shall have happened and be continuing, or the term of the licenses granted under this License Agreement shall end for any reason, AC shall have the right, at its sole option without further demand or notice, to take one or any combination of the following remedial steps:"

          4. Subparagraph (i) of Section 8 of the Software License is hereby amended by Zondervan and AC by inserting after the words "License Agreement" in the first sentence, the parenthetical phrase, "(if not by then already terminated)".

          5. Subparagraph (iii) of Section 8 of the Software License is hereby amended by Zondervan and AC so as to read, in its entirety, as follows:

   "(iii) Recover payment from, and/or damages against, Client in an amount equal to the present value (based upon an assumed internal interest rate per annum equal to the then-current yield on U.S. Treasury bills of a term equal to the period between the date of such recovery and June 30, 2001) of the


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          sum of all payments scheduled to be made under this License
          Agreement for which the scheduled date for payment (as set forth in Schedule I hereto) is July 1, 1995 or later and that shall not yet have been paid, plus all other damages to which AC is legally or equitably entitled and all of its expenses (including reasonable attorneys' fees) of collection; and"

          6. GE hereby acknowledges and consents to the foregoing provisions of this Section II.A.

     B.   AMENDMENT TO SERVICE AGREEMENT.

          1. The Service Agreement is hereby amended by Zondervan and AC by deleting therefrom the entirety of Section 13.8.3 (including Schedule
13.8.3 thereto).

          2. Clause (ii) of Section 14.2 of the Service Agreement is hereby amended by Zondervan and AC by inserting, after the words "Section
3.3.1 hereof" and before the comma and the word "provided," the words:

     "and for which the scheduled date for payment, as set forth in
     Schedule I to said Base Software License, is prior to July 1,
     1995".

          3. GE hereby acknowledges and consents to the foregoing provisions of this Section II. B.

     C.   AMENDMENTS TO ASSIGNMENT AGREEMENT.

          1. The fourth paragraph on the first page (introductory paragraphs) of the Assignment Agreement is hereby amended by AC and GE, by substituting the word "some" for the word "all".

          2. Clause (a) of Section 1., "Assignment," of the Assignment Agreement is hereby amended by AC and GE so as to read, in its entirety, as follows:

     "(a) all of Assignor's rights to receive any and all payments due to Assignor under the License Agreement for which the scheduled date for payment, as set forth in Schedule I to said agreement, is July 1, 1995 or thereafter; and".

          3. Section 4 of the Assignment Agreement is hereby amended by AC and GE by changing the caption thereof from "Repurchase" to "Reassignment," by deleting therefrom the entirety of paragraph 4(a), by re-lettering paragraphs 4(b) and 4(c) as 4(a) and 4(b), respectively, and by amending said paragraphs 4(a) and 4(b) so as to read, in their respective entireties, as follows:

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     "(a) In no event shall Assignee have any right of reimbursement, indemnity, setoff, or other recourse against Assignor for any failure by Obligor to make payments that are to be made under the License Agreement. At such time as Assignee shall have received or collected the entire sum of all amounts to be paid by Obligor to Assignor under the License Agreement, Assignee shall reassign to Assignor, free and clear of all claims, liens, security interests and encumbrances arising through any act or omission of Assignee or any person claiming by, through or under Assignee, all of Assignee's right, title and interest in and to the License Agreement, the Base Software, any security interests in any of same, and any other rights, properties or interests theretofore assigned to or obtained by Assignee.

     (b) Assignor shall have the right, in its discretion, but shall not be obligated, to pay to Assignee any payment owing by the Obligor under the License Agreement (and shall be subrogated to the rights of Assignee against the Obligor with respect to such amounts provided Assignor shall be subordinated in payment to claims of Assignee against Obligor)."

          4. Paragraph 5(b) of the Assignment Agreement is hereby amended by AC and GE by deleting therefrom the second sentence thereof and by amending what had been the third sentence thereof so as to read, in its entirety, as follows:

          "If Assignor desires to arrange third-party financing for any such increase in costs under the Principal Agreement, any such financing shall be accomplished through documentation separate from the License Agreement unless Assignee provides such financing pursuant to an amendment to the License Agreement."

          5. Schedule A to the Assignment Agreement is hereby amended by AC and GE so as to read, in its entirety, as set forth in Schedule A to this Agreement.

          6. Schedule B to the Assignment Agreement is hereby deleted by AC and GE.

     D.   CONSENTS, ASSUMPTIONS, AND RELEASES.

          1. AC and GE hereby consent to the sale or assignment by Zondervan to FBS of all of the rights of Zondervan under the Service Agreement and the Software License, subject to the assumption by FBS of all of the duties, obligations, and liabilities of Zondervan under said agreements.

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          2.   FBS hereby assumes and agrees to perform, discharge, and be fully and unconditionally bound by all of the duties, obligations, and liabilities of Zondervan under the Service Agreement and by all of the duties, obligations, and liabilities of Zondervan under the Software License.

          3. AC and GE hereby release Zondervan from all duties, obligations, and liabilities under the Service Agreement and the Software License except for the following (for which Zondervan shall remain fully responsible and liable): the duties and obligations of Zondervan under the Software License with respect to payments for which the scheduled date for payment (as set forth in Schedule I to said agreement, as herein amended) is July 1, 1995 or thereafter.

     E.   GUARANTOR'S AGREEMENTS, GE CONSENT.

     1. HC hereby acknowledges and consents to all of the amendments, consents, assumptions, releases, and other agreements set forth above in this Agreement.

     2. HC hereby consents and agrees that Section 1. of the Guaranty is hereby amended so as to read, its entirety, as follows:

          "OBLIGATIONS. The term "Obligations" shall mean: (a) all payments, fees and other amounts of any kind to be paid by Company (or by any successor, assignee or delegates of the Company) to AC pursuant to the License Agreement (and thus to GECCL pursuant to the Assignment Agreement) for which the scheduled date for payment, as set forth in Schedule I to the License Agreement is July 1, 1995 or thereafter; and (b) all representations, warranties, covenants, duties, actions, indemnities and responsibilities of any kind to be performed by Company (or by any such assignee or delegatee) pursuant to the License Agreement."

          3. HC and GE further acknowledge and agree that, notwithstanding all of the foregoing provisions of this Agreement, the Guaranty, as hereinabove amended, is hereby re-affirmed and shall be and remain in full force and effect.

          4. GE hereby acknowledges and consents and agrees to the amendments to the Guaranty as set forth above in this Section II.E.

     F.   ACCEPTANCE.

          To induce AC and GE to enter into this Agreement, Zondervan, HC and FBS hereby jointly and severally represent, acknowledge, and agree: (a) that all work to have been performed by AC up to the date of this


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Agreement, including the entirety of the Store System and all of the preliminary design deliverables for the Home Office, have been delivered by AC to Zondervan, tested, and accepted by Zondervan as being, and are hereby agreed by FBS to be, fully in conformity with all of the Applicable Specifications under the Service Agreement; and (b) that the sum of the value of said work plus the value of all third-party licenses as to which the Software License constitutes or includes a sublicense to Zondervan, as components of the total value of the Software License, is fairly represented by the amounts that are scheduled (under Schedule I to the Software License as hereinabove amended) to be paid on July 1, 1995 or thereafter.

     G.   CONDITION PRECEDENT.

          All of the parties hereto do hereby mutually acknowledge and agree that all of the provisions of this Agreement are subject to the closing and consummation, by not later than December 15, 1994, of a sale by Zondervan to FBS of all or substantially all of the assets of the Family Bookstores Division of Zondervan, and that this Agreement shall be deemed void AB INITIO and of no force or effect unless and until the consummation of said sale transaction.

     In witness and acceptance of the foregoing, the parties have executed this Agreement on the date first written above.

                                   THE ZONDERVAN CORPORATION

                                   By: /S/_________________________________

                                   Its: ___________________________________

                                   HARPERCOLLINS PUBLISHERS INC.

                                   By: /S/_________________________________

                                   Its: ___________________________________

                                   ANDERSEN CONSULTING

                                   By: /S/_________________________________

                                   Its: ___________________________________

                                   GENERAL ELECTRIC CAPITAL
                                     COMPUTER LEASING CORPORATION

                                   By: /S/_________________________________

                                   Its: ___________________________________

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                                   FAMILY BOOKSTORES COMPANY, INC.

                                   By: /S/_________________________________

                                   Its: ___________________________________













































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